UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________
FORM 8-K
____________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
November 9, 2011
____________________________
RAINMAKER SYSTEMS, INC.
(Exact name of registrant as specified in its charter)
____________________________

Delaware
(State or other jurisdiction of incorporation)
0-28009	33-0442860
(Commission File Number)	(IRS Employer Identification No.)
900 East Hamilton Ave. Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)
(408) 626-3800
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
____________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets
Item 3.01 - Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
Effective at the opening of business on November 9, 2011, Rainmaker Systems, Inc. (the “Company”) transferred the listing of its common stock from the Nasdaq Global Market to the Nasdaq Capital Market, following approval of the Company's listing application by the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”). The Company's common stock will continue to trade under the symbol "RMKR".
On November 14, 2011, the Company received a notification letter (the “Notice”) from the Staff indicating that the Company is not in compliance with Nasdaq Marketplace Rule 5550(a)(2) (the "Minimum Bid Price Requirement"), because the bid price for the Company's common stock has closed below the minimum $1.00 per share requirement for 30 consecutive business days. The Notice has no effect on the listing of the Company's common stock at this time and the Company's common stock will continue to trade on the Nasdaq Capital Market under the symbol "RMKR”. In accordance with Nasdaq Marketplace Rule 5810, the Company has been provided an initial 180 calendar days, or until May 14, 2012, to regain compliance with the Minimum Bid Price Requirement. To do so, the bid price of the Company's common stock must close at or above $1.00 per share for a minimum of ten consecutive trading days prior to that date. If compliance with the Minimum Bid Price Requirement is not achieved by that date, the Company will be eligible for an additional 180-day grace period to achieve compliance, provided that the Company continues to meet all other applicable Nasdaq listing standards. The Company intends to actively monitor the bid price for its common stock. If the Company's common stock does not trade at a level to regain compliance with the Minimum Bid Price Requirement within the allowed grace periods, the Company will consider other options that may be available to resolve the deficiency.

Section 5 - Corporate Governance and Management
Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 9, 2011 and November 11, 2011, respectively, Robert Leff and Alok Mohan resigned their positions as directors of the Company. Mr. Leff and Mr. Mohan have both served as directors of the Company since 1996. Mr. Mohan has been the Company's Chairman of the Board since 2003 and also was a member of the Company's Audit Committee, Compensation Committee, and the Governance and Nominating Committee. Mr. Leff was a member of the Company's Audit Committee and the chairman of the Compensation Committee. Their resignations were not the result of any dispute or disagreement relating to the Company's operations, policies or practices. Gary Briggs, a current member of our board of directors, will assume the duties of Lead Independent Director. Michael Silton, the Company's Chief Executive Officer and President, has assumed the duties of Chairman of the Board.
Effective November 2011, the Company's Board of Directors agreed to eliminate each non-employee director's monthly fees until November 2012.
Also, effective November 14, 2011, Tom Venable resigned from his position within the Company to pursue other personal business opportunities. Mr. Venable was the Senior Vice President of Sales and Marketing and one of the named executive officers identified in our Proxy Statement filed with the Commission on April 11, 2011. The Company does not plan to replace this position in the foreseeable future.

Section 9 – Financial Statements and Exhibits
Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits. None.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAINMAKER SYSTEMS, INC.
(Registrant)

November 14, 2011	/s/ Timothy Burns
Date	(Signature)
By: Timothy Burns
Title: Chief Financial Officer